Exhibit 23.2

KPMG LLP
Suite 300	Suite 1120
1212 N. 96th Street	1248 O Street
Omaha, NE 68114-2274	Lincoln, NE 68508-1493

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-264470 and 333-267259) on Form S-3 of our report dated March 24, 2023, with respect to the consolidated financial statements of Boston Omaha Corporation and subsidaries.

/s/ KPMG LLP

Omaha, Nebraska
March 24, 2023